U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2011

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-14306	94-1722214
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

525 Market Street, 4th Floor, San Francisco, California 94105-2712

(Address of principal executive offices) (Zip code)

(415) 445-6530

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On May 6, 2011, we entered into a purchase agreement with Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated as representatives of the several underwriters named in Schedule A thereto, in connection with the offer and sale by us of up to 9,200,000 shares of our common stock, par value $0.01 per share (consisting of 8,000,000 shares of Initial Securities and 1,200,000 shares of Option Securities, in each case as defined in the purchase agreement) in a registered public offering under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to our existing effective shelf registration statement on Form S-3 (File No. 333-170388). The offering is scheduled to close on May 11, 2011, subject to specified closing conditions. The description in this Current Report of the purchase agreement is not intended to be a complete description thereof and is qualified in its entirety by the full text of the purchase agreement which is attached as Exhibit 1.1 to this Current Report and is incorporated by reference herein.

In connection with the filing of the purchase agreement, we are filing as Exhibit 5.1 hereto an opinion of our counsel, Ballard Spahr LLP, regarding certain Maryland law issues.

On May 6, 2011, we issued a press release entitled “BRE Properties Announces Pricing of Common Stock Offering,” a copy of which is filed as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement dated as of May 6, 2011 by and among BRE Properties, Inc., Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters named in Schedule A thereto.

5.1	Opinion of Ballard Spahr LLP.

99.1	BRE Properties, Inc. Press Release dated May 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRE Properties, Inc.

Date: May 6, 2011	By:	/s/ Kerry Fanwick
		Name:	Kerry Fanwick
		Title:	Executive Vice President, General Counsel and Secretary